Exhibit 4.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of August 20, 2008 to the Credit Agreement referenced below is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), certain subsidiaries of the Borrower identified as Subsidiary Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $125 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of July 27, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2006, that certain Second Amendment to Credit Agreement dated as of October 19, 2007 and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower (the “Guarantors”), the Lenders identified therein (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein, including increasing the Aggregate Commitments by $40,000,000 to an aggregate amount of $165,000,000 (the “Additional Commitments”); and

WHEREAS, the Required Lenders and each of the Lenders with an Additional Commitment (each an “Increase Lender”) have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

The definition of “Aggregate Commitments” in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference therein to “$125,000,000” and replacing it with a reference to “$165,000,000”.

(b)

The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the table therein in its entirety and replacing it with the table below, and

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Facility Fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	< 20.0%	0.200%	0.925%	0.000%
2	> 20.0% but < 30.0%	0.225%	1.025%	0.025%
3	> 30.0% but < 40.0%	0.250%	1.125%	0.125%
4	> 40.0% but < 50.0%	0.300%	1.200%	0.200%
5	> 50.0%	0.375%	1.375%	0.375%

(ii) adding the following sentence to the end of such definition:

“Effective immediately upon the Third Amendment Effective Date, the Applicable Rates shall be adjusted to reflect those set forth in the pricing grid contained in the Third Amendment.”

(c)

The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of August 20, 2008 by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” means August 20, 2008.

(d)

Section 2.15 of the Credit Agreement is hereby deleted in its entirety, and each reference in the Credit Agreement to such Section 2.15 (or to the terms defined therein) is hereby deleted.

(e)

Section 5.09(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)

(A) For years prior to December 31, 2007, no accumulated funding deficiency (as defined in Section 412 of the Code) has been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan except for any accumulated funding deficiency that could not reasonably be expected to have a Material Adverse Effect and (B) for years beginning on or after January 1, 2008, the minimum required contribution (as defined in Code Section

430(a)) has been contributed for any Pension Plan except if the failure to make the minimum required contribution could not reasonably be expected to have a Material Adverse Effect;”

(f)

Section 5.09(iii) of the Credit Agreement is hereby amended by inserting “or Section 430” immediately after the reference to “Section 412” in clause (D) thereof.

(g)

Schedule 2.01 to the Credit Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and each Increase Lender;

(b)

a Note executed by the Borrower in favor of each New Lender (defined below);

(c)

payment of (i) an upfront fee, for the benefit of each Increase Lender, equal to 37.5 basis points on each such Increase Lender’s Additional Commitment as of the date hereof, (ii) any other fees required to be paid pursuant to the terms of that certain engagement letter dated as of July 9, 2008 among the Borrower, the Arranger and Bank of America and (iii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC;

(d)

a certificate of each Loan Party dated as of the Third Amendment Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment and the Additional Commitments, and (ii) in the case of the Borrower, certifying that, before and after giving effect to this Amendment, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 5.13 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default or Event of Default exists under the Credit Agreement on and as of the Third Amendment Effective Date or will occur as a result of the transactions contemplated by this Amendment;

(e)

prepayment of any Committed Loans outstanding on the Third Amendment Effective Date (and any additional amounts required pursuant to

Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments pursuant to this Amendment; and

(f)

a favorable opinion of Ruder Ware, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent.

4.

Representations and Warranties.  Each of the Borrower and each Guarantor hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 5.13 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Loan Parties.  Each of the Loan Parties affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

11.

Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.

12.

New Lender Joinder.

(a)

Commitment.

  Each Increase Lender which, immediately prior to the Third Amendment Effective Date, is not a Lender party to the Credit Agreement (each a “New Lender”) hereby agrees to fund its Applicable Percentage of the Commitments to the Borrower on the terms set forth in the Credit Agreement.  The Applicable Percentage of each New Lender (as well as each other Lender) shall be as set forth on Schedule 2.01 attached hereto as Exhibit A.

(b)

New Lender Agreements.  Each New Lender (i) confirms that it has received a copy of the Credit Agreement and this Amendment, together with copies of the financial statements referred to in Section 5.13 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that, as of the date hereof, it shall (A) be a party to the Credit Agreement and the other Loan Documents, (B) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (C) perform all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender under the Credit Agreement and (D) shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(c)

Loan Parties’ Agreement.  Each of the Borrower and the other Loan Parties agrees that, as of the date hereof, each New Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:  SCOTT P. DOESCHER

Name: Scott P. Doescher

Title: Senior Vice President, Finance

SUBSIDIARY GUARANTORS:

WAUSAU PAPER SPECIALTY PRODUCTS, LLC,

a Wisconsin limited liability company

WAUSAU PAPER PRINTING & WRITING, LLC,

a Wisconsin limited liability company

WAUSAU PAPER TOWEL & TISSUE, LLC,

a Wisconsin limited liability company

By:  SCOTT P. DOESCHER

Name:

Scott P. Doescher

Title: Senior Vice President, Finance/Manager

ADMINISTRATIVE

BANK OF AMERICA, N.A., as
AGENT:

Administrative Agent

By:  JOAN MOK

Name:  Joan Mok

Title:  Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and as L/C Issuer

By:  MICHAEL BALOK

Name:  Michael Balok

Title:  Senior Vice President

M&I MARSHALL & ILSLEY BANK,

as a Lender

By:  RONALD J. CAREY

Name:  Ronald J. Carey

Title:   Vice President

By:  JAMES R. MILLER

Name:  James R. Miller

Title:  Senior Vice President

HARRIS N.A.,

as a Lender

By:  JOANN L. HOLMAN

Name:  Joann Holman

Title:  Managing Director

NORTHWEST FARM CREDIT SERVICES, PCA,

as a Lender

By:  JIM D. ALLEN

Name:  Jim D. Allen

Title:  Senior Vice President

WELLS FARGO BANK N.A.,

as a Lender

By:  LISA THOMAS

Name:  Lisa Thomas

Title:  Commercial Loan Officer

EXHIBIT A

SCHEDULE 2.01

COMMITMENTS AND

APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$45,000,000.00	27.272727273%
Northwest Farm Credit Services, PCA	$40,000,000.00	24.242424242%
M&I Marshall & Ilsley Bank	$35,000,000.00	21.212121212%
Harris N.A.	$25,000,000.00	15.151515152%
Wells Fargo Bank N.A.	$20,000,000.00	12.121212121%
Total	$165,000,000.00	100.000000000%